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                                                                   EXHIBIT 99.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Director of
 G.T. Global Growth Series:

    GT Global Worldwide Growth Fund
    GT Global International Growth Fund
    GT Global New Pacific Growth Fund
    GT Global Europe Growth Fund
    GT Global America Small Cap Growth Fund
    GT Global America Growth Fund
    GT Global America Value Fund
    GT Global Japan Growth Fund

    We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement of G.T. Global Growth Series on Form N-1A.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 14, 1996